Exhibit 1.1

Execution Version

ANADARKO PETROLEUM CORPORATION

(a Delaware corporation)

35,250,000 Shares

Common Stock

($0.10 par value per Share)

UNDERWRITING AGREEMENT

September 12, 2016

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Dear Sirs:

Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to J.P. Morgan Securities LLC (the “Underwriter”) an aggregate of 35,250,000 shares (the “Firm Securities”) of the Company’s common stock, par value $0.10 per share (the “Securities”), and, at the option of the Underwriter, up to an additional 5,287,500 shares of its Securities (the “Optional Securities”), in each case on the terms set forth in this agreement (this “Agreement”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 7:00 pm (Eastern Time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Date” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information, 430C Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

“Rules and Regulations” means the rules and regulations of the Commission.

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information and 430C Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

Section 1. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as follows:

(a) The Company has filed with the Commission a registration statement on Form S-3 (No. 333-213104), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.

(b) The Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the Act) filed within three years of the date of this Agreement, and the Company is a “well-known seasoned issuer” (as defined in Rule 405 of the Act). No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the

Company or related to the offering has been initiated or threatened by the Commission. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c) (i) At the time of filing the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(d) (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in this Agreement.

(e) As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated September 12, 2016, including the base prospectus, dated August 12, 2016 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule II to this Agreement to be included in the Disclosure Package, all considered together (collectively, the “Disclosure Package”), nor (ii) any electronic road show or other written communications reviewed and consented to by the Underwriter and listed on Schedule III hereto (each a, “Company Additional Written Communication”) or any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Company Additional Written Communication in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in this Agreement.

(f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The preceding sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in this Agreement.

(g) The accountants who certified the financial statements of the Company included or incorporated in the Registration Statement, the Prospectus and the Disclosure Package are independent public accountants as required by the Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(h) The consolidated financial statements of the Company together with related schedules and notes, included or incorporated in the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles consistently applied during the period, except as stated therein.

If applicable, the pro forma financial information set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package is, in all material respects, fairly presented and prepared on a basis consistent with the historical financial statements of the Company and its subsidiaries, except to the extent stated therein, and gives effect to assumptions used in the preparation thereof which have been made on a reasonable basis and in good faith.

(i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in

Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; any material weaknesses in internal control over financial reporting have been identified for the Company’s auditors; and since the date of the most recent evaluation of the Company’s internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company made available to the Underwriter or its counsel for review true and complete copies of all minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each significant subsidiary of the Company within the meaning of Regulation S-X (each “Significant Subsidiary”) and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(j) Except as described in the Disclosure Package as of the Applicable Time, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse (a “Material Adverse Change”).

(k) Except as described in the Prospectus and the Disclosure Package as of the Applicable Time, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, no litigation or governmental proceeding has been instituted or, to the knowledge of the Company, threatened against the Company or any subsidiary which would reasonably be expected to have any material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(l) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package; and the Company is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.

(m) Each Significant Subsidiary is a duly incorporated or formed and validly existing corporation, partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation with full corporate, partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package. Each Significant Subsidiary is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect. The issued and outstanding common stock or other equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Prospectus and the Disclosure Package, are owned by the Company free and clear of any mortgages, liens or similar encumbrances.

(n) Neither the Company nor any Significant Subsidiary is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents, (ii) in default in the performance or observance of any obligation in any indenture, mortgage, evidence of indebtedness or similar agreement or instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein and the incurrence of the obligations herein set forth (including, without limitation, the delivery and sale of the Offered Securities), have been duly authorized by all necessary corporate action and do not and will not, conflict with, or constitute or result in a breach of or default under, the certificate of incorporation or bylaws of the Company or, except for any such conflict, breach or default which would not have a Material Adverse Effect, any law, order, rule, regulation or court decree or any bond, debenture, note or other evidence of indebtedness or any material contract, lease, license, indenture, mortgage, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound; and the Company has full corporate power and authority to issue and sell the Offered Securities as contemplated by this Agreement.

(o) No consent, approval, authorization, order or qualification or registration of or with any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except for (i) the registration of the offer and sale of the Offered Securities under the Act and such consents, approvals, authorizations, orders, qualifications or registrations as may be required under the Blue Sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriter; and (ii) such consents, approvals, authorizations, orders, qualifications or registrations, the failure of which to obtain or make would not individually or in the aggregate, have a Material Adverse Effect.

(p) The Company and each Significant Subsidiary possess such valid franchises, certificates of convenience and necessity, easements, rights of way, operating rights, licenses, permits, consents, authorizations and orders of governmental political subdivisions or regulatory authorities as, in the opinion of the Company, are necessary to carry on the respective businesses of each as described in the Prospectus and the Disclosure Package, except where the failure to possess such would not have a Material Adverse Effect.

(q) Except as disclosed in the Disclosure Package and the Prospectus and except for matters that would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries and their respective properties and operations are and, during the relevant time periods specified in all applicable statutes of limitations, have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, ordinances, codes, orders, and other legally enforceable requirements relating to the prevention of pollution, the preservation of environmental quality, the protection of natural resources, or the remediation of environmental contamination (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries and their respective properties and operations are not subject to any proceeding, lawsuit, or other legal action or, to the Company’s knowledge, any investigation or formal request for information, by or before any governmental authority pursuant to any Environmental Law; (iii) the Company and its subsidiaries and their respective properties and operations are not subject to any liability (including any obligation to perform any investigatory, corrective or remedial action that has been asserted) pursuant to Environmental Laws in connection with any release into the environment of, or any exposure of any person or property to, any pollutant, contaminant, solid or hazardous waste, hazardous or toxic substance, or any other material regulated under Environmental Laws.

(r) Except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries have (i) generally satisfactory title to their oil and gas properties, title investigations having been carried out by the Company in accordance with the practice in the oil and gas industries in the areas in which the Company operates, (ii) good and marketable title to all other real property owned by them to the extent necessary to carry on their business and (iii) good and marketable title to all personal property owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(s) (i) The oil and natural gas reserve estimates of the Company and its subsidiaries, as of December 31, 2013, 2014 and 2015 contained in the Disclosure Package and the Prospectus are derived from reports by the Company and reviewed by Miller and Lents, Ltd., as set forth and to the extent indicated therein, and (ii) such estimates reasonably reflect the oil and natural gas reserves of the Company and its subsidiaries, as applicable, at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(t) Miller and Lents, Ltd. has represented to the Company that it is, and the Company believes it to be, an independent petroleum engineer with respect to the Company and its subsidiaries and for the periods set forth in the Disclosure Package and the Prospectus.

(u) This Agreement has been duly authorized, executed and delivered by the Company.

(v) The Offered Securities have been duly authorized; when the Offered Securities have been issued, delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, and will conform to the information in the Disclosure Package and to the description of such Offered Securities contained in the Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, including by way of incorporation by reference to the Company’s filings with the Commission, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than through the preliminary prospectus supplement referred to in Section 1(e), the Prospectus and any Permitted Free Writing Prospectus (as defined herein). No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Offered Securities.

(w) The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(x) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds therefrom, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(y) The Company has an authorized capitalization as set forth in the Disclosure Package and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(z) No litigation or governmental proceeding has been instituted or, to the Company’s knowledge, threatened, against the Company or any subsidiary which would reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under and consummate the transactions contemplated by this Agreement.

(aa) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(bb) Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently the target or subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its subsidiaries is subject (collectively, “other economic sanctions”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

(cc) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer or employee: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practice Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of its subsidiaries, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is subject. The Company, its subsidiaries and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have institutes and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(dd) Except for matters that would not individually or in the aggregate have a Material Adverse Effect, (i) none of the Company or its subsidiaries has any liability for any prohibited transaction or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any of its subsidiaries is or has ever been a participant and (ii) with respect to such plans, the Company and each subsidiary is in compliance with all applicable provisions of ERISA (including the funding provisions thereof).

Section 2. Purchase and Sale. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of $53.2310 per share, that number of Firm Securities set forth opposite the name of the Underwriter in Schedule I hereto under the caption “Number of Firm Securities to be Purchased”.

The Company will deliver the Firm Securities to the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company, at the office of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana St., 44th Floor, Houston, Texas 77002, at 9:00 am (Eastern Time), on September 16, 2016, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of the Depositary Trust Company (the “DTC”) unless the Underwriter shall otherwise instruct.

In addition, upon written notice from the Underwriter given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities; provided, however, that the amount paid by the Underwriter for any Optional Securities shall be reduced by an amount per Security equal to any dividends declared by the Company and payable on the Firm Securities but not payable on such Optional Securities. Such notice shall set forth (i) the aggregate number of shares of Optional Securities to be sold by the Company as to which the Underwriter is exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”). The Company agrees to sell to the Underwriter the number of Optional Securities specified in such notice and the Underwriter agrees to purchase such Optional Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

Each Optional Closing Date shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Underwriter in a form reasonably acceptable to the Underwriter, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Company, at the above office of Akin Gump Strauss Hauer & Feld LLP. The delivery of any Optional Securities will be made through the facilities of the DTC unless the Underwriter shall otherwise instruct.

Section 3. Offering by the Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

Section 4. Covenants of the Company. The Company covenants with the Underwriter as follows with respect to such offering of Offered Securities:

(a) The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

(b) If at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered in connection with sales of such Offered Securities any event shall occur or condition exist as a result of which it is necessary to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Company will, as soon as practicable, prepare and file (if required) with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

(c) If the Disclosure Package is being used to solicit offers to buy the Offered Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company will prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to any dealer upon request, either amendments or supplements to the Disclosure Package so that the statements in the Disclosure Package as so amended or supplemented will not contain any statement of untrue material fact or omit to state a material fact necessary in order to make the statements not misleading, in the light of the circumstances when delivered to a prospective purchaser, or so that the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package, as amended or supplemented, will comply with applicable law.

(d) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 18 months after the date of this Agreement, earnings statements of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Act).

(e) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered in connection with sales of such Offered Securities, will give the Underwriter notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Disclosure Package, whether pursuant to the Act or otherwise and will furnish the Underwriter with copies of any such amendment or supplement or other documents proposed to be filed in a reasonable time for review by the Underwriter in advance of filing.

(f) The Company, during the period when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by the Act to be delivered in connection with sales of such Offered Securities, will notify the Underwriter, as soon as practicable, and confirm the notice in writing, of: (i) the effectiveness of any amendment to the Registration Statement; (ii) the mailing or delivery to the Commission for filing of any supplement to the Prospectus or the Disclosure Package, or any document to be filed pursuant to the Exchange Act; (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Disclosure Package; (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the Disclosure Package or for additional information; (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the threat or initiation of any proceedings for that purpose or pursuant to Section 8A of the Act; and (vi) the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(g) The Company will deliver to the Underwriter, as soon as practicable, as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including, except to the extent available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system, exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus and the Disclosure Package pursuant to Item 12 of Form S-3 under the Act) as the Underwriter may reasonably request and will also deliver to the Underwriter, upon request, a conformed copy of the Registration Statement and each amendment thereto for the Underwriter.

(h) The Company will cooperate with the Underwriter to qualify the Offered Securities for offering and sale under the applicable Blue Sky or securities laws of such states and other jurisdictions of the United States as the Underwriter may designate, and will cooperate in maintaining such qualifications in effect for as long as may be required for the distribution of such Offered Securities except that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction in which such Offered Securities or the sale thereof shall have been qualified as above provided, the Company will cooperate with the Underwriter to make and file such statements and reports in each year as may be required by the laws of such jurisdiction. The Company will cooperate in the determination of the eligibility for investment of the Offered Securities under the laws of such jurisdictions as the Underwriter reasonably requests.

(i) So long as the Offered Securities are outstanding, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Offered Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(j) The Company will use the net proceeds received by it in connection with this offering in the manner described in under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(k) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(l) The Company will use its reasonable best efforts to list, subject to notice of issuance, the Offered Securities on the New York Stock Exchange (the “Exchange”).

(m) For a period of 75 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any Securities or any securities convertible into or exercisable or exchangeable for Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, other than (A) the Securities to be sold hereunder, (B) any Securities issued upon the exercise of options granted under stock-based compensation plans of the Company and its subsidiaries and (C) any Securities deliverable to settle purchase contracts relating to the Company’s 7.50% Tangible Equity Units.

Section 5. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees, that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any Company Additional Written Communication made in connection with the offering of the Offered Securities.

Section 6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy in all material respects, unless otherwise qualified by materiality (in which case such representations and warranties will be accurate), of the representations and warranties of the Company herein (as though made on such Closing Date), to the performance by the Company in all material respects of its covenants and other obligations hereunder and to the following further conditions:

(a) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(b) hereof. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission.

(b) At the applicable Closing Date, the Underwriter shall have received signed copies of:

1. The opinion, dated as of the applicable Closing Date, of Vinson & Elkins L.L.P., special counsel for the Company that:

(i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority under the Delaware General Corporation Law and its certificate of incorporation and bylaws to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package.

(ii) The Company and each Significant Subsidiary is duly qualified or licensed to do business as a foreign corporation, partnership or limited liability company in good standing in each jurisdiction listed on a schedule to such opinion in which the conduct of its business or its ownership or leasing of property requires such qualification or licensing, except to the extent that the failure to be so qualified or licensed or be in good standing would not have a Material Adverse Effect.

(iii) Each domestic Significant Subsidiary is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the entity power and authority under the applicable entity law and its certificate of incorporation and bylaws or similar organizational documents to own, lease and operate its properties and conduct its business as described in the Prospectus and the Disclosure Package.

(iv) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Registration Statement, Disclosure Package and the Prospectus. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, Disclosure Package and the Prospectus under the caption “Capitalization.”

(v) The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action by the Company. This Agreement has been duly and validly executed and delivered by the Company.

(vi) The Securities to be issued and sold by the Company to the Underwriter under this Agreement have been duly authorized in accordance with the Company’s Governing Documents and, when issued and delivered by the Company to the Underwriter upon payment therefor in accordance with this Agreement, will be validly issued in accordance with the Governing Documents, free of preemptive rights under federal law, the General Corporation Law of the State of Delaware or the Governing Documents, fully paid and non-assessable.

(vii) The Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and no proceeding pursuant to Section 8A of the Act against the Company or in connection with the offering is pending or, to the knowledge of such counsel, threatened by the Commission.

(viii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required to be made or obtained by the Company under any laws for the due execution and delivery of this Agreement, the issuance of the Offered Securities, the incurrence of the obligations set forth herein and therein, the consummation of the transactions herein and therein contemplated and the performance by the Company of its obligations hereunder, except (i) such Filings as have been obtained or made, (ii) Filings under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter, (iii) such filings under the Act or the Exchange Act as may be required under Section 4 hereof and (iv) for such Filings that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ix) The execution and delivery of this Agreement, the issuance of the Offered Securities, the incurrence of the obligations set forth herein, the consummation of the transactions herein contemplated and the performance by the Company of its obligations hereunder do not and will not result in a violation of the Company’s certificate of incorporation or bylaws or the laws of the State of New York, other than state securities laws or “Blue Sky” laws, as to which such counsel need express no opinion.

(x) The Company is not, and immediately after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof, as described in the Prospectus, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xi) The descriptions included in, or incorporated by reference into, the Disclosure Package and the Prospectus under the headings “Material U.S. federal income tax considerations for non-U.S. holders,” “Description of Capital Stock” and “Underwriting” and the statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Business—Regulatory and Environmental Matters,” to the extent that they constitute summaries of the terms of capital stock of the Company, agreements, documents or proceedings, matters of law or regulation or legal conclusions, are accurate in all material respects.

Such special counsel shall also state that:

(A) Each of the Registration Statement, the documents incorporated by reference therein, the Prospectus and any supplements or amendments thereto (except the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the Exchange Act and the rules and regulations thereunder; and

(B) No information has come to such counsel’s attention that causes such special counsel to believe that (i) the Registration Statement, as of its effective date and as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as amended or supplemented, if applicable, as of their respective dates and as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of each of clauses (i)-(iii) above, such counsel need not express any view as to the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein.

With respect to subparagraphs (A) and (B) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, and review and discussion of the contents thereof, but are without independent check or verification except as specified and without assumption of any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated therein except as otherwise provided in clauses (iii), (iv), (v), (ix), (x) and (xi) above.

In rendering such opinion, such special counsel may opine only as to the Federal laws of the United States, the laws of the State of Texas and the General Corporation Law of the State of Delaware. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources. In rendering such opinion, special counsel for the Company may have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

2. The opinion, dated as of the applicable Closing Date, of the General Counsel or Deputy General Counsel of the Company, in form and substance satisfactory to the Underwriter, to the effect that:

(i) The issued and outstanding common stock or other equity interests of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; and the Company owns all of the issued and outstanding common stock or other equity interests of each Significant Subsidiary free and clear of any mortgages, liens or similar encumbrances.

(ii) The execution and delivery of the this Agreement, the issuance of the Offered Securities, the incurrence of the obligations set forth herein, the consummation of the transactions herein contemplated and the performance by the Company of its obligations hereunder do not and will not conflict with or constitute or result in a breach of, or default under: (a) any judgment, order or decree of the United States government, governmental instrumentality thereof or any United States court having jurisdiction over the Company, any Significant Subsidiary, or any of their property, which is material to such entities, taken as a whole; (b) any provision of any contract, indenture, mortgage, loan agreement, note, lease or similar agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which they or any material part of their property is bound; or (c) federal laws or the General Corporation Law of the State of Delaware, in all cases except for such conflicts, breaches or defaults as would not have a Material Adverse Effect.

(iii) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or bylaws or similar organizational documents and, to the best of such counsel’s knowledge no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Disclosure Package or filed or incorporated by reference as an exhibit to the Registration Statement, except for such defaults as would not have a Material Adverse Effect.

(iv) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any laws for the due execution and delivery of this Agreement by the Company, the issuance of the Offered Securities, the incurrence of the obligations set forth herein, the consummation of the transactions herein contemplated and the performance by the Company of its obligations hereunder, except (i) such Filings as have been obtained or made, (ii) Filings under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter and (iii) such filings under the Act or the Exchange Act as may be required under Section 4 hereof.

(v) To the best of such counsel’s knowledge, there is no litigation or governmental proceeding instituted or threatened against the Company or any Significant Subsidiary which would be required to be disclosed in the Prospectus or the Disclosure Package and which is not disclosed.

Such counsel shall also state that each of the Registration Statement, the documents incorporated by reference therein, the Prospectus and any supplements or amendments thereto (except the financial statements, financial schedules and other financial, accounting, reserve and production data contained or incorporated by reference therein), at the time it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the Exchange Act and the rules and regulations thereunder; and

With respect to the paragraph above, such counsel may state that his or her opinion and belief are based upon his or her participation, or the participation of the attorneys over whom he or she supervises, in the preparation of the Registration Statement, the Prospectus and the Disclosure Package, and any amendments or supplements thereto, and review and discussion of the contents thereof, but are without independent check or verification except as specified and without assumption for any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated therein.

In rendering the foregoing opinion or opinions, such counsel may opine only as to the Federal laws of the United States, the laws of the State of Texas and the statutes of the State of Delaware governing corporations, partnerships and limited liability companies. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible. In rendering the foregoing opinion, such counsel may have received and may rely upon such certificates and other documents and information as he or she may reasonably request to pass upon such matters.

3. The opinion or opinions, dated as of the applicable Closing Date, of counsel for the Underwriter specified in the Prospectus and the Disclosure Package, with respect to the validity of the Offered Securities the Registration Statement, the Prospectus, the Disclosure Package and other related matters as the Underwriter reasonably may request. In rendering the foregoing opinion, such counsel may rely, to the extent recited therein, as to matters involving the laws of any jurisdiction other than the States of Delaware and New York, upon opinions of local counsel. Such counsel may also state that they have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by them to be responsible.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any Material Adverse Change which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale or delivery of the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or Fitch Ratings Inc., or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook (other than an announcement, following a ratings upgrading by a ratings agency, that the Company has been placed on negative outlook by such ratings agency); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is such as to make it, in the judgment of the Underwriter, impractical to proceed with the offering, sale or delivery of, or to enforce contracts for the sale of, the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to proceed with the offering, sale or delivery of, or to enforce contracts for the sale of, the Offered Securities.

(d) (i) On the date of this Agreement, concurrent with its execution, the Underwriter shall have received from KPMG LLP a letter, dated such date, in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company and its subsidiaries contained in or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package and (ii) at the applicable Closing Date, KPMG LLP shall have furnished to the Underwriter a letter, dated the date of delivery thereof, to the effect that they reaffirm the statements made in their letter furnished pursuant to the preceding clause (i), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(e) (i) On the date of this Agreement but prior to its execution, the Underwriter shall have received from Miller and Lents, Ltd., a letter, dated such date, in form and substance satisfactory to the Underwriter, with respect to the December 31, 2015 reserve information for the Company, included or incorporated by reference into the Registration Statement, the Prospectus and the Disclosure Package and (ii) at the applicable Closing Date, Miller and Lents, Ltd. shall have furnished to the Underwriter a letter, dated the date of delivery thereof, to the effect that they reaffirm the statements made in their letter furnished pursuant to the preceding clause (i).

(f) The Underwriter shall have received a certificate, dated the applicable Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state, in their respective capacities as officers of the Company, that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to such counsel’s knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the Disclosure Package, there has been no Material Adverse Change except as set forth in the Disclosure Package.

(g) At the applicable Closing Date, counsel for the Underwriter shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(h) The Financial Industry Regulatory Authority, Inc. (“FINRA”) shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(i) The Offered Securities shall have been approved for listing on the Exchange, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriter.

(j) On or prior to the date hereof, the Underwriter shall have received lock-up letters in the form of Exhibit A from each of the persons listed on Schedule IV hereto.

If any condition specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to the applicable Closing Date, and such termination shall be without liability of any party to any other party except as otherwise provided in Sections 7, 8 and 9 hereof.

The Company will furnish the Underwriter with any additional opinions, certificates, letters and documents as the Underwriter reasonably requests and conformed copies of documents delivered pursuant to this Section 6. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

Section 7. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriter) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter may designate and the preparation and printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any costs and expenses related to, the review by FINRA of the Offered Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes, fees and expenses incident to listing the Offered Securities on the Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing any Statutory Prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

Section 8. Indemnity and Contribution.

(a) Indemnification of Underwriter by the Company. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus or any Company Additional Written Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in this Agreement.

(b) Indemnification of the Company. The Underwriter will indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which the Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, any Issuer Free Writing Prospectus or any Company Additional Written Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided that the indemnifying party shall reimburse any legal or other expenses incurred by such indemnified party for separate counsel (including a local counsel) if (i) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or (ii) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party reasonably determines that representation of both parties by the same counsel would be inappropriate due to the actual or potential differing interest between them. It is understood and agreed that the indemnifying party shall not, in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time the indemnified party shall have requested in writing that the indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection

(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter from the Company hereunder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) Control Persons. The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement, and to each person, if any, who controls the Company within the meaning of the Act.

Section 9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than because of the termination of this Agreement pursuant to Sections 6(c)(iii), (iv), (vi), (vii) and (viii) hereof, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriter pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased under this Agreement, the representations and warranties in Section 1 hereof and all obligations under Section 4 hereof shall also remain in effect.

Section 10. [Reserved].

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to it at: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and notices to the Company shall be directed to it at: 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046, attention of Vice President and Treasurer, or to such other address or person as may be designated in any such notice, or to such other address or person as may be designated in any such notice.

Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company, and their respective successors. Nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 8 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and such controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of any Offered Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 13. GOVERNING LAW. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 14. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other parties thereof.

Section 15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriter has been retained solely to act as underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriter have been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b) Arm’s-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

Section 16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

Section 17. Waiver of Jury Trial. Each of the Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 18. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research department is required to be independent from its investment banking divisions and is subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ANADARKO PETROLEUM CORPORATION

By:	/s/ Michael C. Pearl
Name:	Michael C. Pearl
Title:	Vice President, Finance and
Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

J.P. MORGAN SECURITIES LLC

By:	/s/ Yaw Asamoah-Duodu
Name:	Yaw Asamoah-Duodu
Title:	Managing Director

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Number of Firm Securities to be Purchased
J.P. Morgan Securities LLC	35,250,000

Total	35,250,000

Schedule II

Disclosure Package

1.	Price per share to the public: Variable price reoffering

Schedule III

Company Additional Written Communication

Company Presentation dated September 12, 2016

Schedule IV

Persons Signing Lock-Up Agreement

R. A. Walker

Robert P. Daniels

Robert G. Gwin

Darrell E. Hollek

Mitchell W. Ingram

Robert K. Reeves

Ernest A. Leyendecker

Exhibit A

Form of Lock-Up Letter

Anadarko Petroleum Corporation

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re: Anadarko Petroleum Corporation – Public Offering

Ladies and Gentlemen:

As an inducement to the Underwriter to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made of shares of common stock, par value $0.10 per share (the “Securities”), of Anadarko Petroleum Corporation and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees pursuant to the terms of this Lock-Up Agreement (this “Lock-Up Agreement”) that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of J.P. Morgan Securities LLC (“J.P. Morgan”). In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 75 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options or other securities of the Company granted to the undersigned will also be subject to this Lock-Up Agreement. The restrictions in this Lock-Up Agreement shall not apply to (a) any transactions relating to Securities acquired in the open market after the closing of the offering, provided that with respect to any sale or other disposition of such Securities, no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period, (b) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the

Public Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included or incorporated by reference in the Registration Statement, and the withholding of Securities by the Company for the payment of taxes due upon such exercise or vesting, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, provided that in each transfer pursuant to clauses (c)-(e) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5), or (f) (i) the establishment of any written contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act or (ii) sales pursuant to any Rule 10b5-1 plan currently in effect on the date hereof; provided, however, that with respect to clause (i), no sales of Securities or securities convertible into, or exchangeable or exercisable for, Securities, shall be made pursuant to such a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); and provided further, that no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the Securities and Exchange Commission under the Exchange Act during the Lock-Up Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

It is understood that if the Underwriting Agreement is executed and delivered by the parties thereto yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities (as defined therein), the undersigned shall be released from all obligations under this Lock-Up Agreement. Further, this Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before November 8, 2016. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of officer or director]